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                                                                   Exhibit 23(c)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of our report dated November 19, 1999 (except for Note 4, as to which the date is January 13, 2000) with respect to the consolidated financial statements of Worldwide Xceed Group, Inc. (formerly Xceed, Inc. and Subsidiaries) included in the Company's Annual Report on
Form 10-K for the year ended August 31, 2000, and to the reference to us under the headings "Experts" in such Registration Statement.

/s/ Holtz Rubenstein & Co., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
    November 15, 2000